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                                                                   EXHIBIT 10.39

               FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

      THIS FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT is made as of the 31st day of December, 2004 by and between North Coast Securities Corporation, a California corporation (the "Agent"), and U.S. Helicopter Corporation, a Delaware corporation (the "Company").

                                    RECITALS:

      WHEREAS, the Company wishes to engage the Agent to render financial Advisory and investment banking services to the Company and the Agent wishes to render such services, all as provided below.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                    ARTICLE 1

               FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES

1.1 FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES

      (a) For the 12 month period following the date of this Agreement, the Agent shall provide the Company with such regular and customary financial advice as is reasonably requested by the Company, provided that the Agent shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the Parties that the value of the Agent's advice is not readily quantifiable, and that the Agent shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. The Agent's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

      1. Disseminating information about the Company to the investment community at large;

      2. Rendering advice and assistance in connection with the preparation of reports or other communications to shareholders or creditors;

      3.    Assisting in the Company's financial public relations;

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      4.    Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts or other representatives of major regional and national investment banking firms;

      5.    Rendering advice with regard to internal operations, including:

                  i. the formation of corporate goals and their implementation;

                  ii. the Company's corporate structure and its divisions or subsidiaries;

                  iii.  corporate organization and personnel; and

                  iv. securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and

      6. Rendering advice with regard to any of the following corporate finance matters:

                  i.    changes in the capitalization of the Company;

                  ii.   changes in the Company's financial structure;

                  iii.  redistribution of shareholdings of the Company's stock;

                  iv.   offerings of securities in public transactions;

                  v.    sales of securities in private transactions;

                  vi.   alternative uses of corporate assets;

                  vii.  structure and use of debt; and

                  viii. sales of stock by insiders pursuant to Rule 144 or
                        otherwise.

      (b) In addition to the foregoing, the Agent agrees to furnish advice to the Company as reasonably requested by the Company in connection with (i) the acquisition and/or merger of or with other companies, divestiture of assets or any other similar transaction, or the sale of the Company itself (or any significant percentage of the Company or its assets, subsidiaries or affiliates thereof), and (ii) bank financings or any other financing from financial institutions or venture capitalists (including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings).

      (c) The Agent shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by the Agent and the Company.

1.2 INFORMATION

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      In connection with Agent's activities on the Company's behalf, the Company will cooperate with Agent and will furnish Agent with all information and data concerning the Company which Agent reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Agent with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Agent (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Agent if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Agent agrees to keep the Information confidential and only to release the Information with the consent of the Company. Upon termination of this Agreement for whatever reason, Agent will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Agent on its part represents, warrants, and agrees that it has and at all times while it is performing services under this Agreement it will comply with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement.

1.3 COMPENSATION

      In consideration for the services to be rendered by the Agent to the Company pursuant to this Agreement, the Company shall compensate the Agent by payment of a warrant to purchase 250,000 shares of the Company's common stock, par value $0.001 per share, with an exercise price equal to $0.75 per share, a term of five years and all other terms substantially the same as those of the Warrants to be issued to investors in the private placement conducted by the Company in November to December, 2004.

                                    ARTICLE 2

                                     GENERAL

2.1 INDEMNIFICATION

      The Company agrees to indemnify and hold harmless Agent, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with

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litigation in which Agent is a party)), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with Agent's acting for the Company, including, without limitation, any act or omission by Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, or otherwise arising from this Agreement; provided, however, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, liability, obligation, penalty, judgment, award, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the negligence, gross negligence or willful misconduct of Agent, in which case Agent shall indemnify the Company to the same extent as set forth herein with respect to the Company's indemnification obligations to Agent.

      These Indemnification provisions shall be in addition to any liability which a party may otherwise have to the other party or the persons indemnified below in this sentence and shall extend to the following: the parties and their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities law). All references to a party in these Indemnification provisions shall be understood to include any and all of the foregoing.

      If any action, suit, proceeding or investigation is commenced, as to which a party proposes to demand indemnification, it shall notify the other party with reasonable promptness; provided, however, that the indemnifying party shall be relieved from its obligations hereunder to the extent a failure by the indemnified party to notify the indemnifying party with reasonable promptness results in a significant increase in the indemnifying party's obligations hereunder. The indemnified party shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the indemnifying party, and the indemnifying party shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without prior written consent of the indemnified party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a condition or term thereof, the giving by the claimant to the indemnified party of an unconditional and irrevocable release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one had, and Agent, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, award, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding

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the foregoing, Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Agent pursuant to the Agreement nor shall the Company be obligated to contribute any amount hereunder that exceeds the amount of the net proceeds received by Company from transactions consummated with the advise or other services of the Agent as contemplated by this Agreement.

      Neither termination nor completion of the engagement of Agent referred to the above shall affect these Indemnification provisions which shall continue to remain operative and in full force and effect.

2.2 INTERPRETATION AND ENFORCEMENT

      (a) The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

      (b) Each of the Company and Agent (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Agent hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Agent acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

      (c) If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

      (d) This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

      (e) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Agent, Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Agent hereunder, all of which are hereby expressly waived. The Company also agrees that Agent shall not have any liability (including without limitation, liability for losses, claims, damages, obligations,

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penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Agent, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Agent, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the negligence, gross negligence or willful misconduct of Agent. The Company acknowledges that Agent was induced to enter into this Agreement by, inter alia, the provisions of this Section.

2.3 REPRESENTATIONS

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

      (b) Agent has all requisite corporate power and authority to enter into this Agreement, once executed by Agent's officers. This Agreement has been duly and validly authorized by all necessary corporate action on the part of Agent and has been duly executed and delivered by Agent and constitutes a legal, valid and binding agreement of Agent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

2.4 APPLICABLE LAW

      The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be fully performed therein (excluding such state's conflicts of laws rules).

2.5 COUNTERPARTS

      This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one Agreement.

                                     * * *

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      IN WITNESS OF their agreement, the Parties have duly executed this
Agreement as of the date first written above.

                                NORTH COAST SECURITIES CORPORATION

                                By: /s/  Frank Pasterczyk
                                    ------------------------------
                                    Name:  Frank Pasterczyk
                                    Title: President and Chief Executive Officer

                                U.S. HELICOPTER CORPORATION

                                By: /s/  John G. Murphy
                                    ------------------------------
                                    John G. Murphy
                                    President and Chief Executive Officer

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